UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 25, 2013

Date of report (Date of

earliest event reported)

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-3754

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual meeting today Ally Financial Inc. (“Ally”) announced several governance changes. The U.S. Treasury Department (“Treasury”) appointed Mathew Pendo to Ally’s Board of Directors, replacing Kim S. Fennebresque who was previously appointed by the Treasury. John J. Stack, who had previously served on both the Board of Directors of Ally and Ally Bank, has determined not to stand for re-election to the Ally Board in order to focus on Ally Bank matters. Mr. Fennebresque was asked by the Board to stand for election to the Board of Ally in lieu of Mr. Stack.

Mr. Pendo recently served as Chief Investment Officer for Treasury, leaving in March of this year.

Item 5.07             Submission of Matters to a Vote of Security Holders.

At the Ally annual shareholders meeting held on April 25, 2013, the following individuals were elected to the Ally Board of Directors:

Robert T. Blakely

Michael A. Carpenter

Mayree C. Clark

John D. Durrett, Jr.

Stephen A. Feinberg

Kim S. Fennebresque

Gerald Greenwald

Franklin W. Hobbs

Marjorie Magner

Henry S. Miller

Mathew Pendo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc.
(Registrant)

Dated: April 25, 2013	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and
Controller